UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2009

CALLWAVE, INC.

(Exact Name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-50958	77-0490995
(Commissioner File Number)	(IRS Employer Identification No.)

136 West Canon Perdido Street, Suite C, Santa Barbara, California 93101

(Address of principal executive offices)

(805) 690-4100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 8, 2009, CallWave, Inc. (the “Company”) announced the close of its tender offer, in which 10,787,579 shares were tendered at a price of $1.15 per share, for an aggregate purchase price of $12,405,716. The Company expects to move forward with its stockholder meeting, tentatively scheduled for June 29, 2009, to effect a reverse and forward stock split in order to reduce the number of beneficial holders below 300 and deregister its shares under the Securities Exchange Act of 1934 and de-list its shares from The Nasdaq Global Exchange. As previously disclosed, none of the Company’s Directors or Officers tendered any of their shares in the tender offer. It is expected that the shares beneficially owned by the Directors and Officers will be voted in favor of the reverse and forward stock splits at the Company’s stockholder meeting.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated June 8, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLWAVE, INC., a Delaware corporation

Date: June 8, 2009	By:	/s/ Jeffrey M. Cavins
Jeffrey M. Cavins
Chief Executive Officer

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